FORM 8-K - CURRENT REPORT

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 2, 1999

                    U.S. REALTY PARTNERS LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)


            South Carolina           0-15656                  57-0814502
     (State or other jurisdiction  (Commission              (I.R.S. Employer
           incorporation)          File Number)             Identification
                                                                 Number)

                                55 Beattie Place
                              Post Office Box 1089
                       Greenville, South Carolina  29602
                    (Address of principal executive offices)


                        (Registrant's telephone number)
                                 (864) 239-1000

                                      N/A
         (Former name or former address, if changed since last report)


ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

The Registrant sold one of its investment properties, Gallery Shopping Center, located in Huntsville, Alabama on July 2, 1999. Gallery Shopping Center was sold to Huntgal, LLC, an unrelated party, for $7,310,000.

The entire net proceeds of the sale were used to pay down the first mortgage indebtedness of the Partnership which was secured by Gallery Shopping Center as well as the Partnership's remaining two other properties. Accordingly, there are no net proceeds to be distributed to the Registrant's partners. As a result, the indebtedness encumbering the Partnership's properties was reduced to approximately $4,400,000.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(b)  Pro forma financial information.

The required pro forma financial information will be provided in the Registrant's quarterly report on Form 10-QSB for the quarter ended June 30, 1999.

(c)  Exhibits

     10.21 Contract of Sale between Registrant and Huntgal, LLC effective July 2, 1999.





                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                           U.S. REALTY PARTNERS LIMITED PARTNERSHIP

                           By: U.S. Realty I Corporation
                               Its General Partner

                           By: /s/Patrick J. Foye
                               Patrick J. Foye
                               Executive Vice President

                           Date:


                                                                   EXHIBIT 10.21






                           PURCHASE AND SALE CONTRACT
                                    BETWEEN
                    U.S. REALTY PARTNERS LIMITED PARTNERSHIP
                                   AS SELLER
                                      AND
                                  HUNTGAL, LLC
                                  AS PURCHASER



                               TABLE OF CONTENTS
Page
ARTICLE 1 DEFINED TERMS                                                    1
ARTICLE 2 PURCHASE AND SALE OF PROPERTY                                    5
ARTICLE 3 PURCHASE PRICE & DEPOSIT                                         5
ARTICLE 4 FINANCING                                                        6
ARTICLE 5 FEASBILITY PERIOD                                                7
ARTICLE 6 TITLE                                                            9
ARTICLE 7 CLOSING                                                          13
ARTICLE 8 REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND PURCHASER
                                                                           19
ARTICLE 9 CONDITIONS PRECEDENT TO CLOSING                                  23
ARTICLE 10 BROKERAGE                                                       24
ARTICLE 11 POSSESSION                                                      25
ARTICLE 12 DEFAULTS AND REMEDIES                                           25
ARTICLE 13 RISK OF LOSS OR CASUALTY                                        26
ARTICLE 14 RATIFICATION                                                    27
ARTICLE 15 EMINENT DOMAIN                                                  27
ARTICLE 16 MISCELLANEOUS                                                   28

                           PURCHASE AND SALE CONTRACT

THIS PURCHASE AND SALE CONTRACT ("Purchase Contract") is entered into as of the _____ day of April, 1999 (the "Effective Date") by and among U.S. Realty Partners Limited Partnership, a Delaware limited partnership, having a principal address at c/o AIMCO, 1873 South Bellaire Street, Suite 1700, Denver, CO 80222
Attention: Tim Works, Harry Alcock, Martha Carlin ("Seller") and HUNTGAL, LLC, a Kentucky limited liability company, having a principal address at c/o Thomas W. Mueller, 1300 W. Main Street, Louisville, Kentucky 40203 ("Purchaser").

NOW, THEREFORE  WITNESSETH:    That for  and  in  consideration  of  mutual
covenants and agreements herein after set forth, Seller and Purchaser hereby agree as follows:

                                    RECITALS

R-1. Seller holds legal title to a parcel of real estate more particularly described in Exhibit A attached hereto and made a part hereof located in the County of Madison, Alabama on each of which improvements have been constructed.

R-2. Purchaser desires to purchase and Seller has agreed to sell such land, improvements and certain associated property, defined below as the "Property" on the terms and conditions set forth below, (which terms and conditions shall control in the event of any conflict with these Recitals), such that on the Closing Date as defined in this Purchase Contract the Property will be conveyed by special warranty or equivalent deed to HUNTGAL, LLC;

R-3. Purchaser has agreed to pay to Seller the Purchase Price for the Property, and Seller has agreed to sell the Property to Purchaser on the terms and conditions set forth below.

                                   ARTICLE 1
                                 DEFINED TERMS

1.1 Terms with initial capital letters in this Purchase Contract shall have the meanings set forth in this Article 1 below.
1.1.1 "Business Day" means any day other than a Saturday or Sunday or Federal holiday or legal holiday in the State of Alabama.
1.1.2 "CLOSING" means the consummation of the purchase and sale and related transactions contemplated by this Purchase Contract in accordance with the terms and conditions of this Purchase Contract.
1.1.3 "CLOSING DATE" means the date on which date the Closing of the conveyance of the Property is held under the terms and conditions of this Purchase Contract and on which date full payment of the Purchase Price for the Property shall have been paid to and received by Seller in immediately available U.S. funds.
1.1.4 "COMMERCIAL LEASE(S)" means the interest of Seller in and to all leases, subleases and other occupancy agreements, whether or not of record, which provide for the use or occupancy of space or facilities on or relating to the Property and which are in force as of the Opening Date for the applicable Property.
1.1.5 "PURCHASE CONTRACT" means this Purchase and Sale Purchase Contract by and between Seller and Purchaser.
1.1.6 "EXCLUDED PERMITS" means those Permits which, under applicable law, are nontransferable and such other Permits as may be designated as Excluded Permits on Exhibit 1.1.6, if any, attached hereto.
1.1.7 "FINANCING COMMITMENTS" means the written commitment(s) to finance the purchase and operation of the Property.
1.1.8 "FIXTURES AND TANGIBLE PERSONAL PROPERTY" means all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances and other articles of personal property now located on the Land or in the Improvements as of the date of this Purchase Contract and used or usable in connection with any present or future occupation or operation of all or any part of the Property. The term "Fixtures and Tangible Personal Property" does not include (i) equipment leased by Seller and the interest of Seller in any equipment provided to the Property for use, but not owned or leased by Seller, or (ii) property owned or leased by Tenants and guests, employees or other persons furnishing goods or services to the Property or (iii) property and equipment owned by Seller, which in the ordinary course of business of the Property is not used exclusively for the business, operation or management of the Property or (iv) the property and equipment, if any, expressly identified in
Exhibit 1.1.8.
1.1.9 "LAND" means all of that certain tract of land located in Madison, Alabama commonly known as 4925 University Drive, Huntsville, Alabama, 35816, more particularly described in Exhibit A attached hereto and made a part hereof and all rights, privileges and appurtenances pertaining thereto.
1.1.10"PROPERTY"  means the Land and Improvements described in the Recitals  and all rights of Seller relating to the Land and the Improvements, including without limitation, any rights, title and interest of Seller, if any, in and to (i) any strips and gores adjacent to the Land and any land lying in the bed of any street, road, or avenue opened or proposed, in front of or adjoining the Land, to the center line thereof; (ii) any unpaid award for any taking by condemnation or any damage to the Property by reason of a change of grade of any street or highway; (iii) all of the easements, rights, privileges, and appurtenances belonging or in any way appertaining to the Property; together with all Fixtures and Tangible Personal Property, the right of Seller issued to Property Contracts and Commercial Leases, Permits other than Excluded Permits and the Miscellaneous Property Assets owned by Seller which are located on the Property and used in its operation.
1.1.11"PROPERTY  CONTRACTS" means all purchase orders, maintenance, service,  or utility contracts and similar contracts, which relate to the ownership, maintenance, construction or repair and/or operation of the Property and which are not cancelable on 90 days' or shorter Notice, except Commercial Leases.
1.1.12"IMPROVEMENTS"  means all buildings and improvements, located on the  Land taken "as is" containing approximately 101,258 gross square feet of shopping center space.
1.1.13"MISCELLANEOUS  PROPERTY  ASSETS"  means  all  contract  rights,   leases,
      concessions, warranties, plans, drawings and other items of intangible personal property relating to the ownership or operation of the Property and owned by Seller, excluding, however, (i) receivables, (ii) Property Contracts, (iii) Commercial Leases, (iv) Permits, (v) cash or other funds, whether in petty cash or house "banks," or on deposit in bank accounts or in transit for deposit, (vi) refunds, rebates or other claims, or any interest thereon, for periods or events occurring prior to the Closing Date, (vii) utility and similar deposits, (viii) insurance or other prepaid Items or (ix) books and records, except to the extent that Seller receives a credit on the Closing Statement for any such item.
1.1.14"PERMITS"   means  all  licenses  and  permits  granted  by   governmental
      authorities having jurisdiction over the Property in respect of the matter to which the applicable license or permit applies and owned by Seller or used in or relating to the ownership, occupancy or operation of the Property or any part thereof not subject to a Commercial Lease.
1.1.15"PERMITTED EXCEPTIONS" means those exceptions or conditions permitted to encumber the title to the Property in accordance with the provisions of
      Section 6.2.
1.1.16"PURCHASE PRICE" means the total consideration to be paid by Purchaser  to
      Seller for the purchase of the Property.
1.1.17"SURVEY" shall have the meaning ascribed thereto in Section 6.11. 1.1.18"TENANT" means any person or entity entitled to occupy any portion of the
      Property under a Commercial Lease.
1.1.19"TITLE COMMITMENT" or "Title Commitments" shall have the meaning  ascribed thereto in Section 6.1.
1.1.20"TITLE INSURER" shall have the meaning set forth in Section 6.1.

                                   ARTICLE 2
                         PURCHASE AND SALE OF PROPERTY

2.1 Seller agrees to sell and convey the Property to Purchaser and Purchaser agrees to purchase the Property from Seller, in accordance with the terms and conditions set forth in this Purchase Contract.

                                   ARTICLE 3
                            PURCHASE PRICE & DEPOSIT

3.1 The total purchase price ("Purchase Price") for the Property shall be Seven Million Three Hundred Ten Thousand Dollars ($7,310,000.00) in cash, which shall be paid by Purchaser, as follows:
3.1.1 Within one (1) business day after receipt of an original of this Contract that has been executed by Seller, Purchaser shall deliver to Chicago Title Insurance Company, 7616 LBJ Freeway, Suite 300, Dallas, Texas 75251, Attn: Gloria Ripoll ("Escrow Agent" or the "Title Company") a deposit in the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) in cash (such sum, the "Deposit"). Purchaser shall also deliver a quitclaim deed to the Escrow Agent in the form attached as Exhibit 3.1.1. Purchaser and Seller each approve the form of Escrow Agreement attached as Exhibit B.
3.1.2 The Escrow Agent shall hold the Deposit and make delivery of the Deposit to the party entitled thereto under the terms hereof. Escrow Agent shall invest the Deposit in such short-term, high-grade securities, interest-bearing bank accounts, money market funds or accounts, bank certificates of deposit or bank repurchase agreements as Escrow Agent, in its discretion, deems suitable, (provided that Escrow Agent shall invest the Deposit as jointly directed by Seller and Purchaser should Seller and Purchaser each in their respective sole discretion determine to issue such joint investment instructions to the Escrow Agent) and all interest and income thereon shall become part of the Deposit and shall be remitted to the party entitled to the Deposit, as set forth below.
3.1.3 If the sale of the Property is closed, monies held as the Deposit shall be applied toward the Purchase Price (and paid over to the Seller) on the Date of Closing. If the sale of the Property is not closed owing to failure of satisfaction of a condition precedent to Purchaser's obligations, the Deposit shall be returned and refunded to Purchaser, and neither party shall have any further liability hereunder, subject to and except for Purchaser's liability under Section 5.3.
3.1.4.If the  sale of the Property is not closed by the date fixed therefor  (or any  such  extension date)  owing to  failure  of performance  by  Seller,
      Purchaser shall be entitled to the remedies set forth in ARTICLE 12 hereof. If the sale of the Property is not closed owing to failure of performance by Purchaser, the Deposit shall be forfeited by Purchaser and the sum thereof shall go to Seller forthwith as liquidated damages for the lost opportunity costs and transaction expenses incurred by Seller, as more fully set forth in ARTICLE 12 below.

                                   ARTICLE 4
                                   FINANCING

4.1 Purchaser assumes full responsibility to expeditiously and diligently initiate and pursue all steps necessary to obtain the funds required for settlement. Purchaser shall place with a lender a mortgage or deed of trust on the Property paying interest at the repayment schedule established by Lender's written commitment to Purchaser.

                                   ARTICLE 5
                               FEASBILITY PERIOD

5.1  Subject to  the terms  of section  5.3 below,  for ten  (10) business  days following the actual receipt by Purchaser of (i) an original of this Contract that has been executed by Seller, and (ii) all items listed on the Due Diligence Information Checklist ("Checklist"), attached hereto as Exhibit C which are to be provided Purchaser to the extent they are available as set forth in the Checklist (the "Feasibility Period"), Purchaser, and its agents, contractors, engineers, surveyors, attorneys, and employees ("Consultants") shall have the right from time to time to enter onto the Property:
5.1.1 To conduct and make any and all customary studies, tests, examinations and inspections, or investigations of or concerning the Property (including without limitation, engineering and feasibility studies, evaluation of drainage and flood plain, soil tests for bearing capacity and percolation and surveys, including topographical surveys).
5.1.2 To confirm any and all matters which Purchaser may reasonably desire to confirm with respect to the Property.
5.1.3 To ascertain and confirm the suitability of the property for Purchaser's intended use of the Property.
5.2 Should the results of any of the matters referred to in sub-paragraphs 5.1.1, 5.1.2 and 5.1.3 above appear unsatisfactory to Purchaser for any reason, then Purchaser shall have the right to terminate this Purchase Contract by giving written Notice to that effect to Seller on or before 5:00 p.m. EST on the date of expiration of the Feasibility Period. If Purchaser exercises such right to terminate, this Purchase Contract shall terminate and be of no further force and effect, subject to and except for Purchaser's liability under Section 5.3, and Escrow Agent shall forthwith deliver the Quitclaim Deed of all of Purchaser's right and interest in the Property to Seller, and then promptly return the Deposit to Purchaser. If Purchaser fails to provide Seller with written Notice of cancellation prior to the end of the Feasibility Period in strict accordance with the Notice provisions of this Purchase Contract, this Purchase Contract shall remain in full force and effect and Purchaser's obligation to purchase the
     Property shall be non-contingent and unconditional except only for satisfaction of the conditions expressly stated in this ARTICLE 5, ARTICLE 6, ARTICLE 7 and in ARTICLE 9.
5.3 Purchaser shall indemnify and hold Seller harmless for any actions taken by Purchaser and its Consultants on the Property. Purchaser shall indemnify, defend (with attorneys selected by Seller) and hold Seller harmless from any and all claims, damages, costs and liability which may arise due to such entries, surveys, tests, investigations and the like. Seller shall have the right, without limitation, to disapprove any and all entries, surveys, tests, investigations and the like that in their reasonable judgment could result in any injury to the Property or breach of any agreement, or expose Seller to any liability, costs, liens or violations of applicable law, or otherwise adversely affect the Property or Seller's interest therein. No consent by the Seller to any such activity shall be deemed to constitute a waiver by Seller or assumption of liability or risk by Seller. Purchaser hereby agrees to restore the Property to the same condition existing immediately prior to Purchaser's exercise of its rights pursuant to this ARTICLE 5 at Purchaser's sole cost and expense.
5.4 Purchaser shall not permit any mechanic?s or materialman?s liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any studies or tests conducted by or for Purchaser. Purchaser shall give notice to Seller a reasonable time prior to entry onto the Property and shall permit Seller to have a representative present during all investigations and inspections conducted with respect to the Property. Purchaser shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property pose no material threat to the safety of persons or the environment and cause no damage to the Property or other property of Seller or other persons.
5.5 Seller will make available to Purchaser all contracts, leases and real estate tax bills, the existing title policy, any environmental study, any survey and any other information requested by Purchaser which is in Seller's possession and is reasonably related to the Purchaser's due diligence, including without limitation, all items listed on the Due Diligence Information Checklist attached hereto as Exhibit C which are to be made available to Purchaser to the extent they are available as set forth in the Checklist. All information made available by Seller to Purchaser in accordance with this Purchase Contract or obtained by Purchaser in the course of its investigations shall be treated as confiden-tial information by Purchaser, and, prior to the purchase of the Property by Purchaser, Purchaser shall use its best efforts to prevent its agents and employees from divulging such information to any unrelated third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Purchase Contract, including Purchaser's attorneys and representatives, prospective lenders and engineers.

                                   ARTICLE 6
                                     TITLE

6.1 Seller shall promptly secure a commitment for title insurance for the Property in an amount equal to the Purchase Price ("Title Commitment,") issued by a title insurance company which is licensed to do business in the jurisdiction in which the Property is located ("Title Insurer") for an owner's title insurance policy on the most recent standard American Land Title Association ("ALTA") Policy form, together with legible copies of all instruments identified as exceptions therein. Seller agrees that it shall be solely responsible for payment of all costs relating to procurement of the Title Commitment and any Owner's or Lender's title policies (for standard coverage only).
6.2 Purchaser agrees to accept title to the Land and Improvements, so long as the same is insurable at ordinary rates and any conveyance by special warranty or equivalent deed pursuant to this Purchase Contract shall be subject to the following, all of which shall be deemed "Permitted
     Exceptions" and Purchaser agrees to accept the deed and title subject thereto:
6.2.1 All exceptions shown in the Title Commitment (other than mechanics' liens and taxes due and payable in respect of the period preceding Closing) and all exceptions noted in Exhibit 6.2.1 attached hereto; and
6.2.2 Such exceptions and matters as the Title Company shall be willing to omit as exceptions to coverage; and
6.2.3 All Commercial Leases and any other occupancy, residency, lease, tenancy and similar agreements entered into in the ordinary course of business; and
6.2.4 All Property Contracts and any other existing contracts created in the ordinary course of business by Seller, which are not identified for termination by Purchaser during the Feasibility Period; and
6.2.5 Real estate and property taxes to the extent not due and payable; and
6.2.6 Defects and exceptions which do not materially and adversely affect the condition of title to the Property and its use as of the Effective Date.
6.3 The existence of other mortgages, liens, or encumbrances shall not be objections to title, provided that properly executed instruments in recordable form necessary to satisfy and remove the same of record are delivered to the Purchaser at Closing or, in the alternative, with respect to any mortgage or deed of trust liens, that payoff letters from the holder of the mortgage or deed of trust liens shall have been delivered to and accepted by the Title Insurer (sufficient to remove the same from the policy issued at Closing), together in either case, with recording and/or filing fees.
6.4 Unpaid liens for taxes, charges, and assessments shall not be objections to title, but the amount thereof plus interest and penalties thereon shall be deducted from the Purchase Price to be paid for the applicable Property hereunder and allowed to Purchaser, subject to the provisions for apportionment of taxes and charges contained herein.
6.5 Unpaid franchise or business corporation taxes of any corporations in the chain of title shall not be an objection to title, provided that the Title Insurer agrees to insure against collection out of the Property or otherwise against Purchaser or its affiliates, and provided further that the Title Insurer agrees to omit such taxes as exceptions to coverage with respect to any lender's mortgagee insurance policy.
6.6 If on the Closing Date there shall be conditional bills of sale or Uniform Commercial Code financing statements that were filed on a day more than Five (5) years prior to such Closing, and such financing statements have not been extended by the filing of UCC-3 continuation statements within the past Five (5) years prior to such Closing, such financing statements shall not be deemed to be an objection to title.
6.7 If on the Closing Date, the state of title is other than in accordance with the requirements set forth in this Purchase Contract or if any condition to be fulfilled by Seller shall not be satisfied, Purchaser shall provide Seller with written Notice thereof at such time, or such title objection or unfulfilled condition shall be deemed waived by Purchaser in which case Purchaser and Seller shall proceed to consummate the Closing on the Closing Date. If Purchaser timely gives Seller such Notice, Seller at its sole option and within Seven (7) calendar days following receipt of such Notice may elect to cure such objection or unfulfilled condition for up to Ninety
     (90) calendar days. Should Seller be able to cure such title objection or condition, or should Seller be able to cause title insurance over the same by the Closing Date or any postponed Closing Date, or should Purchaser waive such objection or condition within such period for cure, then the Closing shall take place on or before thirty (30) calendar days after Notice of such cure or waiver.
6.8 If during the period of cure Seller is unable or unwilling, in its sole discretion or opinion, to eliminate such title objection or cause a title insurance company to insure over such matter or satisfy such unfulfilled condition, Seller shall give Purchaser written Notice thereof, and if Purchaser does not waive such objection by written Notice delivered to Seller and the title company issuing the Title Commitment on or before Seven (7) calendar days following the date Seller gives such Notice, then this Purchase Contract shall automatically terminate, in which event Purchaser shall release and quitclaim all of Purchaser's right and interest in such Property to Seller, and the parties hereto shall have no further obligations to each other.
6.9 Seller covenants that it will not voluntarily create or cause any lien or encumbrance (other than Commercial Leases and Property Contracts in the ordinary course of business) to attach to the Property between the date of this Purchase Contract and the Closing Date; any such monetary lien or encumbrance so attaching by voluntary act of Seller shall be discharged by the Seller at or prior to Closing on the Closing Date or any postponed Closing Date. Except as expressly provided above, Seller shall not be required to undertake efforts to remove any other lien, encumbrance, security interest, exception, objection or other matter, to make any expenditure of money or institute litigation or any other judicial or administrative proceeding and Seller may elect not to discharge the same.
6.10 Anything to the contrary notwithstanding, Purchaser shall not have any right to terminate this Purchase Contract or object to any lien, encumbrance, exception or other matter that is a Permitted Exception.
6.11 Seller, at Seller's sole cost and expense, has had prepared by Gilbert Engineering Company an ALTA/ACSM Land Title Survey (the "Survey") dated March 5, 1999. Seller shall deliver an original stamped print of the Survey to Purchaser which Purchaser shall have seven (7) business days to review and comment on. In the event the perimeter legal description of the Property contained in the Survey differs from that contained in the deed or deeds by which Seller took title to the Property, the latter description shall be used in the special warranty deed delivered to Purchaser at Closing, and the Survey legal shall be used in a quitclaim deed to the Property which also shall be delivered to Purchaser at Closing.
6.11.1Should such Survey disclose conditions that give rise to a title exception other than a Permitted Exception, Purchaser shall have the right to object thereto within the Feasibility Period in accordance with the procedures set forth in ARTICLE 5 above.

                                   ARTICLE 7
                                    CLOSING

7.1  DATES, PLACES OF CLOSING, PRORATIONS, AND DELINQUENT RENT.
7.1.1 The Closing shall take place thirty (30) calendar days after the expiration of the Feasibility Period in the offices of the Escrow Agent located at 7616 LBJ Freeway, Suite 300, Dallas, Texas 75251, or such other place as the parties shall mutually agree upon at a time mutually agreed upon on the Closing Date. If requested by Seller, Purchaser shall agree to conduct closing through a pre-closing, an escrow or other arrangement reasonably requested by Seller, whereby the Seller and its attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.
7.1.2 The Closing Date may be extended by Seller for up to Forty-Five (45) days after the end of the Feasibility Period if required by the beneficiary of the mortgage encumbering the Property to satisfy Seller's obligation to provide prior notice of prepayment of the note secured by said mortgage. The Closing Date also may be extended without penalty at the option of Seller to a date not later than thirty (30) Days following the Closing Date specified above to satisfy a condition to be satisfied by Seller, or such later date as is mutually acceptable to Seller and Buyer.
7.1.3 By written Notice provided to Seller prior to the Closing Date but after the expiration of the Feasibility Period, Purchaser may extend the
      Closing Date for an additional thirty (30) Days by submitting to the Escrow Agent, in advance, an additional One Hundred Thousand Dollars ($100,000.00) which shall be added to and become part of the Deposit. Purchaser may not extend the Closing Date more than once.
7.1.4 All   normal  and   customarily  proratable   items,  including,   without
      limitation, Rents (as defined below), operating expenses, personal property taxes, real property taxes other operating expenses and fees, shall be prorated as of the Closing Date, Seller being charged and credited for all of same attributable to the period up to the Closing Date (and credited for any amounts paid by Seller attributable to the period on or after the Closing Date) and Purchaser being responsible for, and credited or charged, as the case may be, for all of same attributable to the period on and after the Closing Date. All unapplied deposits, taxes, insurance, and maintenance fees under Tenant leases, if any, shall be transferred by Seller to Purchaser at the Closing. Purchaser shall assume at Closing the obligation to pay any accrued but unpaid tenant improvement allowances and leasing commissions, together with any payments due parties to other agreements affecting the Property which survive Closing, provided that such obligations are disclosed to Purchaser in the items listed on the Checklist. Any real estate ad valorem or similar taxes for the Property, or any installment of assessments payable in installments which installment is payable in the year of Closing, shall be prorated to the date of Closing, based upon actual days involved. The proration of real property taxes or install-ments of assessments shall be based upon the assessed valuation and tax rate figures for the year in which the Closing occurs to the extent the same are available; provided, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year. The proration shall be final and unadjustable except as provided in the following paragraph. For purposes of this Section and Section 7.1.5 and Section 7.1.6 the terms "Rent" and "Rents" shall include, without limitation, base rents, additional rents, percentage rents and common area maintenance charges. The provisions of this Section shall apply during the Proration Period (as defined below).
7.1.5 If any of the items subject to proration hereunder cannot be prorated at the Closing because the information necessary to compute such proration is unavailable, or if any errors or omissions in computing prorations at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period (the "Proration Period") from the Closing Date until one (1) year after the Closing Date. Neither party hereto shall have the right to require a recomputation of a Closing proration or a correction of an error or omission in a Closing proration unless within the Proration Period one of the parties hereto
      (i) has obtained the previously unavailable information or has discovered the error or omission, and (ii) has given Notice thereof to the other party together with a copy of its good faith recomputation of the proration and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to proration hereunder and to give Notice thereof as provided above within the Proration Period shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date. Any Rents that have accrued, but have not yet been paid, shall be apportioned upon receipt.
7.1.6 If on the Closing Date any Tenant is in arrears in any Rent payment under any Tenant lease (the "Delinquent Rent"), any Delinquent Rent received by Purchaser and Seller from such Tenant after the Closing shall be applied to amounts due and payable by such Tenant during the following periods in the following order of priority: (i) first, to the period of time before the Closing Date, and (ii) second, to the period of time after the Closing Date. If Delinquent Rent or any portion thereof received by Seller or Purchaser after the Closing are due and payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses expended in connection with the collection thereof, shall be promptly paid to the other party. After the Closing, Seller shall continue to have the right, but not the obligation, in its own name, to demand payment of and to collect Delinquent Rent owed to Seller by any Tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any Tenant (provided, that Seller shall not commence any legal actions or proceedings against any Tenant which continues as a Tenant at the Property after Closing without the prior consent of Purchaser, which will not be unreasonably withheld or delayed), and the delivery of the Assignment as defined in Section 7.2.1.3 shall not constitute a waiver by Seller of such right. Purchaser agrees to cooperate with Seller at no cost or liability to Purchaser in connection with all efforts by Seller to collect such Delinquent Rent and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing.
7.2  ITEMS TO BE DELIVERED PRIOR TO OR AT CLOSING.
7.2.1 SELLER. At Closing, Seller shall deliver to Purchaser, each of the following items, as applicable:
7.2.1.1   Special warranty or equivalent  deed in the  form attached as  Exhibit
          7.2.1.1 to HUNTGAL, LLC. The acceptance of the deed at Closing, shall be deemed to be full performance of, and discharge of, every agreement and obligation on Seller's part to be performed under this Purchase Contract, except for those that this Purchase Contract specifically provides shall survive Closing.
7.2.1.2 A Bill of Sale in the form attached as Exhibit 7.2.1.2 covering all Property Contracts, Commercial Leases, Permits (other than Excluded Permits) and Fixtures and Tangible Personal Property required to be transferred to Purchaser with respect to such Property and any required consents to assignment. Purchaser shall countersign the same so as to effect an assumption by Purchaser, including, without limitation, of  Seller's  obligations  thereunder  from  the  date  of closing.
7.2.1.3 An Assignment (to the extent assignable and in force and effect) without recourse or warranty in the form attached as Exhibit 7.2.1.3 of all of Seller's right, title and interest in and to the Miscellaneous Property Assets, and any required consents to assignment. Purchaser shall countersign the same so as to effect an assumption by Purchaser, including, without limitation, of Seller's obligations thereunder from the date of closing.
7.2.1.4   A closing statement executed by Seller.
7.2.1.5 A vendor's affidavit or at Seller's option an indemnity, as applicable, in the customary form reasonably acceptable to Seller to enable Title Insurer to delete the standard exceptions, (other than matters constituting any Permitted Exceptions to the title insurance policy set forth in this Purchase Contract and matters which are to be completed or performed post-Closing) to be issued pursuant to the Title Commitments.
7.2.1.6 A Tenant Estoppel Certificate in the form attached hereto as Exhibit D; provided, however, if and to the extent Seller is not able to obtain a Tenant Estoppel Certificate, then, at closing, Seller shall provide Purchaser with a certificate ("Seller's Certificate") setting forth Seller's certification in the same form and containing the same information as the Tenant Estoppel Certificate with respect to each of the leases for which a Tenant did not deliver a Tenant Estoppel Certificate. Purchaser shall not be required to accept Seller's Certificates in lieu of executed Tenant Estoppel Certificates from more than thirty percent (30%)of the total number of Tenants.
7.2.1.7   A letter  signed  by  Seller  to each  Tenant  giving  notice  of  the
          Transfer.
7.2.1.8 A certification of Seller's non-foreign status pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended.
7.2.2 PURCHASER. At Closing, Purchaser shall deliver to Seller the following items with respect to each Property being conveyed or transferred by merger at such Closing:
7.2.2.1 The full Purchase Price as required by ARTICLE 3 hereof plus or minus the adjustments or prorations required by this Purchase Contract. If at Closing there are any liens or encumbrances on the Property that Seller is obligated or elects to pay and discharge, Seller may use any portion of the Purchase Price for the Property to satisfy the same, provided that Seller shall have delivered to Purchaser, or to Purchaser's designee, on such Closing instruments in recordable form sufficient to satisfy such liens and encumbrances of record (or, as to any mortgages or deeds of trust, appropriate payoff letters, acceptable to the Title Insurer), together with the cost of recording or filing such instruments.
7.2.2.2   A closing statement executed by Purchaser.
7.2.2.3 A countersigned counterpart of the Bill of Sale in the form attached as Exhibit 7.2.1.2.
7.2.2.4   A countersigned counterpart of the Assignment in the form attached  as
          Exhibit 7.2.1.3.
7.2.2.5 Such other instruments, documents or certificates as are required to be delivered by Purchaser to Seller in accordance with any of the other provisions of this Purchase Contract.

                                   ARTICLE 8
       REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND PURCHASER

8.1  REPRESENTATIONS AND WARRANTIES OF SELLER.
8.1.1 For  the  purpose  of  inducing Purchaser  to  enter  into  this  Purchase
      Contract and to consummate the sale and purchase of the Property in accordance herewith, Seller represents and warrants to Purchaser the following as of the Effective Date and as of the Closing Date:
8.1.1.1 Seller identified in the Recitals is a limited partnership lawfully and duly organized, and in good standing under the laws of the state of its formation set forth in the initial paragraph of this Purchase Contract; and has or at Closing shall have the power and authority to sell and convey the Property and to execute the documents to be executed by Seller and prior to Closing will have taken as applicable, all corporate, partnership, limited liability company or equivalent entity actions required for the execution and delivery of this
          Purchase Contract, and the consummation of the transactions contemplated by this Purchase Contract. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any Purchase Contract to which Seller is a party or by which Seller is otherwise bound. Seller has not made any other Purchase Contract for the sale of, or given any other person the right to purchase, all or any part of any of the Property applicable to the foregoing representation;
8.1.1.2 Seller owns insurable, fee title to the Property, including all real property contained therein required to be sold to Purchaser, subject only to the Permitted Exceptions;
8.1.1.3 There are no adverse or other parties in possession of the Property, except for occupants, guests and tenants under the Commercial Leases.
8.1.1.4 The joinder of no person or entity other than Seller is necessary to convey the Property, fully and completely to Purchaser at Closing, or to fulfill Seller's obligations and Seller has all necessary right and authority to convey and assign to Purchaser all contract rights and warranties required to be conveyed and assigned to Purchaser hereunder;
8.1.1.5 Purchaser has no duty to collect withholding taxes for Seller pursuant to the Foreign Investors Real Property Tax Act of 1980, as amended;
8.1.1.6 To Seller's knowledge, there are no actions, proceedings, litigation or governmental investigations or condemnation actions either pending or threatened against the Property, as applicable;
8.1.1.7   There are  no  claims  for labor  performed,  materials  furnished  or services rendered in connection with constructing, improving or repairing any of the Property, as applicable, caused by Seller and which remain unpaid beyond the date for which payment was due and in respect of which liens may or could be filed against any of the Property, as applicable;
8.1.2 Except for the representations and warranties expressly set forth above in Subsection 8.1.1, the Property is expressly purchased and sold "AS IS," "WHERE IS," and "WITH ALL FAULTS." The Purchase Price and the terms and conditions set forth herein are the result of arm's-length bargaining between entities familiar with transactions of this kind.
8.1.3 Seller  and  Purchaser  agree  that  those  representations  contained  in
      Section 8.1 shall survive Closing for a period of One (1) year (that is, any proceeding based on the breach of a representation contained in
      Section 8.1 that survives Closing must be commenced within One (1) year subsequent to the date of such representation). In the event that Seller breaches any representation contained in Section 8.1 and at or prior to closing Purchaser had actual knowledge of such breach, Purchaser shall be deemed to have waived any right of recovery and Seller shall not have any liability in connection therewith.
8.1.4 Representations and warranties above made to the knowledge of Seller shall not be deemed to imply any duty of inquiry.
8.2  REPRESENTATIONS AND WARRANTIES OF PURCHASER
8.2.1 For the purpose of inducing Seller to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, Purchaser represents and warrants to Seller the following as of the Effective Date and as of the Closing Date:
8.2.2 With respect to Purchaser and its business, Purchaser represents and warrants, in particular, that:
8.2.2.1 HUNTGAL, LLC is a Kentucky limited liability company duly organized, validly existing and in good standing under the laws of Kentucky.
8.2.2.2 Purchaser, acting through any of its or their duly empowered and authorized officers or members, has all necessary power and authority to own and use its properties and to transact the business in which it is engaged, and has full power and authority to enter into this Purchase Contract, to execute and deliver the documents and instruments required of Purchaser herein, and to perform its obligations hereunder; and no consent of any of Purchaser's officers or members are required to so empower or authorize Purchaser.
8.2.2.3 No pending or, to the knowledge of Purchaser, threatened litigation exists which if determined adversely would restrain the consummation of the transactions contemplated by this Purchase Contract or would declare illegal, invalid or non-binding any of Purchaser's obligations or covenants to Seller.
8.2.2.4 Purchaser is duly authorized to execute and deliver, acting through its duly empowered and authorized officers and members, respectively, and perform this Purchase Contract and all documents and instruments and transactions contemplated hereby or incidental hereto, and such execution, delivery and performance by Purchaser does not (i) violate any of the provisions of their respective certificates of incorporation or bylaws, (ii) violate any provision of any law, governmental rule or regulation currently in effect, (iii) violate any judgment, decree, writ, injunction, award, determination or order currently in effect that names or is specifically directed at Purchaser or its property, and (iv) require the consent, approval, order or authorization of, or any filing with or notice to, any court or other governmental authority.
8.2.2.5 The joinder of no person or entity other than Purchaser is necessary to consummate the transactions to be performed by Purchaser and Purchaser has all necessary right and authority to perform such acts as are required and contemplated by this Purchase Contract.
8.2.3 Purchaser has not dealt with any broker, finder or any other person, in connection with the purchase of or the negotiation of the purchase of the Property that might give rise to any claim for commission against Seller or lien or claim against the Property.
8.2.4 Purchaser has received a binding Financing Commitment from a lender which is in full force and effect and Purchaser has not defaulted on any obligation with respect to such commitment.

                                   ARTICLE 9
                        CONDITIONS PRECEDENT TO CLOSING

9.1 Purchaser's obligation to close under this Purchase Contract, shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:
9.1.1 All of the documents required to be delivered by Seller to Purchaser at each Closing pursuant to the terms and conditions hereof shall have been delivered and shall be in form and substance reasonably satisfactory to Purchaser;
9.1.2 Each of the representations and warranties of Seller contained herein shall be true in all material respects as of each Closing Date;
9.1.3 Seller shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Seller hereunder;
9.1.4 The signing of a new lease with Q-Zar, or a similar tenant, at a rent of $9.00 per square foot and full passthrough of tenant's pro-rata share of CAM, insurance and real estate taxes;
9.1.5 At Closing, the Property shall be in the same condition as on the effective date of this purchase contract;
9.1.6 Notwithstanding anything to the contrary, there are no other conditions on Purchaser's obligation to Close except as expressly set forth above and in ARTICLE 5, ARTICLE 6, ARTICLE 7 and ARTICLE 9.
9.2 Without limiting any of the rights of Seller elsewhere provided for in this Purchase Contract, Seller's obligation to close with respect to conveyance of a particular Property under this Purchase Contract shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:
9.2.1 Purchaser's representations and warranties set forth in this Purchase Contract shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date and as of the Effective Date as though such representations and warranties were made at and as of such date and time.
9.2.2 Purchaser shall have fully performed and complied with all covenants, conditions, and other obligations in this Purchase Contract to be performed or complied with by it at or prior to Closing including, without limitation, payment in full of the Purchase Price.
9.2.3 There shall not be pending or, to the knowledge of either Purchaser or Seller, any litigation or threatened litigation which, if determined adversely, would restrain the consummation of any of the transactions contemplated by this Purchase Contract or declare illegal, invalid or nonbinding any of the covenants or obligations of the Purchaser.
9.2.4 Purchaser shall have produced evidence reasonably satisfactory to Seller of Purchaser's compliance with Hart-Scott-Rodino Act requirements or of the non-applicability thereof to the transactions contemplated by this Purchase Contract.

                                   ARTICLE 10
                                   BROKERAGE

10.1 Seller and Purchaser each represents and warrants to the other that other than David Huddleston & Associates, and Insignia/ESG, Inc. ("Brokers") and Lawrence A. Shapin & Associates, it has not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Purchase Contract, and each party agrees to indemnify the other party from and against all claims for brokerage commissions and finder's fees arising from or attributable to the acts of omissions of the indemnifying party.
10.2 Seller agrees to pay the Brokers a commission equal to 1.7% of the Purchase Price, such commission to be paid at Closing and to be divided equally between the Brokers. The Brokers shall not be deemed parties to or third party beneficiaries of this Purchase Contract. Seller shall not be responsible for any commission to be paid to Lawrence A. Shapin & Associates.
10.3 Broker assumes no responsibility for the condition of the Property or representation for the performance of this Purchase Contract by the Seller or Purchaser.

                                   ARTICLE 11
                                   POSSESSION

11.1 Possession of the Property subject to the Permitted Exceptions shall be delivered to Purchaser at the Closing, subject to Purchaser's right of entry for inspection as set forth in ARTICLE 5.

                                   ARTICLE 12
                             DEFAULTS AND REMEDIES

12.1 In the Event Purchaser terminates this Purchase Contract following the Feasibility Period for any reason other than Seller's inability to convey the Property as required by this Purchase Contract, or defaults hereunder prior to the Closing Date and consummation of the Closing does not occur by reason of such termination or default by Purchaser, Seller and Purchaser agree that it would be impractical and extremely difficult to estimate the damages which Seller may suffer. Therefore, Seller and Purchaser hereby agree that, except for the Purchaser's obligations to Seller under Section 5.3, the reasonable estimate of the total net detriment that Seller would suffer in the event that Purchaser terminates this Purchase Contract or defaults hereunder prior to the Closing Date is and shall be, as Seller's sole remedy (whether at law or in equity), the right to receive from the
     Escrow Agent and retain the full amount of the Deposit. The payment and performance of the above as liquidated damages is not intended as a forfeiture or penalty within the meaning of applicable law and is intended to settle all issues and questions about the amount of damages suffered by Seller in the applicable event, except only for damages under Section 5.3 above, irrespective of the time when the inquiry about such damages may take place. Upon any such failure by Purchaser hereunder, this Purchase Contract shall be terminated, and neither party shall have any further rights or obligations hereunder, each to the other, except for the Purchaser's obligations to Seller under Section 5.3 above, and the right of Seller to collect such liquidated damages to the extent not theretofore paid by Purchaser.
12.2 If the Closing does not occur as a result of Seller's default hereunder, Purchaser's sole remedy shall be to elect to terminate this Purchase Contract and receive reimbursement of the Deposit (or so much thereof as has been received by Escrow Agent) or to seek specific performance of this Purchase Contract.

                                   ARTICLE 13
                            RISK OF LOSS OR CASUALTY

13.1 The risk of loss or damage to the Property by fire or other casualty until the deed of conveyance is recorded is assumed by the Seller. Should the Improvements at the Property be destroyed or damaged prior to Closing, Seller shall give immediate notice to Purchaser, and if a material portion of the Improvements are affected, either Seller or Purchaser may terminate this Purchase Contract without any liability to the other, and upon written notice to the other, this Purchase Contract will terminate upon receipt of said notice. Unless Seller or Purchaser exercises the right of termination under this subsection, Seller shall, at Seller's sole cost and expense, promptly restore such Improvements to their condition before the casualty; and in that event, the Closing Date shall be reasonably extended accordingly.

                                   ARTICLE 14
                                  RATIFICATION

14.1 This Purchase Contract shall be null and void unless fully ratified by Purchaser on or before April 22, 1999, and by Seller on or before May 21, 1999.

                                   ARTICLE 15
                                 EMINENT DOMAIN

15.1 In the event that at the time of Closing all or any part of the Property is (or has previously been) acquired, or is about to be acquired, by authority of any governmental agency in purchase in lieu thereof (or in the event that at such time there is any notice of any such acquisition by any such governmental agency), Purchaser shall have the right, at Purchaser's option, to terminate this Purchase Contract by giving written Notice within Fifteen (15) days from notice of the occurrence of such event and recover the Deposit hereunder, or to settle in accordance with the terms of this Purchase Contract for the full Purchase Price and receive the full benefit or any condemnation award. It is expressly agreed between the parties hereto that this paragraph shall in no way apply to customary dedications for public purposes which may be necessary for the development of the Property.

                                   ARTICLE 16
                                 MISCELLANEOUS

16.1 EXHIBITS AND SCHEDULES
      All Exhibits and Schedules annexed hereto are a part of this Purchase Contract for all purposes.
16.2 ASSIGNABILITY
      This Purchase Contract is not assignable without first obtaining the prior written approval of the non-assigning party.
16.3 BINDING EFFECT
      This Purchase Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors, heirs and permitted assigns.
16.4 CAPTIONS
      The captions, headings, and arrangements used in this Purchase Contract are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.
16.5 NUMBER AND GENDER OF WORDS
      Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.
16.6 NOTICES
      All Notices, demands, requests and other communications required pursuant to the provisions of this Purchase Contract ("Notice") shall be in writing and shall be deemed to have been properly given or served for all purposes (i) if sent by Federal Express or any nationally recognized overnight carrier for next business day delivery, upon deposit of such Notice with such carrier, or (ii) if personally delivered, on the actual date of delivery or (iii) if sent by certified mail, return receipt requested postage prepaid, on the date of mailing addressed as follows:

           If to Seller:                          If to Purchaser:

           U.S. Realty Partners Limited           HUNTGAL, LLC
           Partnership                            c/o Thomas W. Mueller
           c/o AIMCO                              1300 West Main Street
           1873 South Bellaire Street             Louisville, KY 40203
           Suite 1700
           Denver, CO  80222
           Attention: Tim Works, Harry Alcock,
           Martha           Carlin
           Phone: 303-691-4357

           and                                    and
           with a copy to:                        with a copy to:

           Argent Real Estate                     Steven R. Berg
           Attention: David Marquette             Berg & Jones, PLLC
           1401 Brickell Avenue, Suite 520        Fourth Floor, The Speed
           Miami, FL  33131                       Building
           Phone: 305-371-9299                    315 Guthrie Green
           Fax: 305-371-6898                      Louisville, KY 40202
                                                  Phone: 502-589-2399
           with a copy to:

           Richard A. Cohn, Esquire
           Bryan Cave LLP
           700 Thirteenth Street, N.W.
           Washington, D.C. 20005-3960
           Phone: 202-508-6000

      Any of the parties may designate a change of address by Notice in writing to the other parties. Whenever in this Purchase Contract the giving of Notice by mail or otherwise is required, the giving of such Notice may be waived in writing by the person or persons entitled to receive such Notice.
16.7 GOVERNING LAW AND VENUE
      The laws of the State of Alabama shall govern the validity, construction, enforcement, and interpretation of this Purchase Contract, unless otherwise specified herein except for the conflict of laws provisions thereof. All claims, disputes and other matters in question arising out of or relating to this Purchase Contract, or the breach thereof, shall be decided by proceedings instituted and litigated in the United States District Court for the district in which the Property is situated, and the parties hereto expressly consent to the venue and jurisdiction of such court.
16.8 ENTIRETY AND AMENDMENTS
      This Purchase Contract embodies the entire Purchase Contract between the parties and supersedes all prior Purchase Contracts and understandings, if any, relating to the Property, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.
16.9 SEVERABILITY
      If any of the provisions of this Purchase Contract is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable. The Purchase Contract shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Purchase Contract; and the remaining provisions of this Purchase Contract shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Purchase Contract. In lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Purchase Contract a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible to make such provision legal, valid, and enforceable.
16.10     MULTIPLE COUNTERPARTS
      This Purchase Contract may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one Purchase Contract. In making proof of this Purchase Contract, it shall not be necessary to produce or account for more than one such counterparts.
16.11     FURTHER ACTS
      In addition to the acts and deeds recited herein and contemplated and performed, executed and/or delivered by Seller and Purchaser, Seller and Purchaser agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered any and all such further acts, deeds, and assurances as may be necessary to consummate the transactions contemplated hereby.
16.12     CONSTRUCTION
      No provision of this Purchase Contract shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Purchase Contract; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.
16.13     CONFIDENTIALITY
      Purchaser shall not disclose the terms and conditions contained in this Purchase Contract, shall keep the same confidential, provided that Purchaser may disclose the terms and conditions of this Purchase Contract
      (i) as required by law, (ii) to consummate the terms of this Purchase Contract, or any financing relating thereto, or (iii) to Purchaser's or Seller's lenders, attorneys and accountants. Such information is also confidential and Purchaser shall be prohibited from making such information public to any other person or entity other than its agents and legal representatives, without Seller's prior written authorization, which may be granted or denied in Seller's sole discretion.
16.14     TIME OF THE ESSENCE
      It is expressly agreed by the parties hereto that time is of the essence with respect to this Purchase Contract.
16.15     CUMULATIVE REMEDIES AND WAIVER
      Except as otherwise provided herein, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Purchase Contract or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver, amendment, release, or modification of this Purchase Contract shall be established by conduct, custom, or course of dealing.
16.16     LITIGATION EXPENSES
      In the event either party hereto commences litigation against the other to enforce its rights hereunder, the prevailing party in such litigation shall be entitled to recover from the other party its reasonable attorneys' fees and expenses incidental to such litigation.
16.17     TIME PERIODS
      Should the last day of a time period fall on a weekend or legal holiday, the next Business Day thereafter shall be considered the end of the time period.
16.18     CLOSING COSTS
      Except as otherwise expressly provided in this Purchase Contract, each party shall pay its own costs and expenses, including attorneys' fees and expenses incurred through the date fixed for Closing.
16.19     EXCHANGE
At Seller's sole cost and expense, Seller may structure the sale of the Property to Purchaser as a Like Kind Exchange under Internal Revenue Code Section 1031 whereby Seller will acquire certain property (the "Like Kind Exchange Property") in conjunction with or subsequent to the sale of the Property (the "Like Kind Exchange"). Purchaser shall cooperate fully and promptly with Seller's conduct of the Like Kind Exchange, provided that all costs and expenses generated in connection with the Like Kind Exchange shall be borne solely by Seller, and Purchaser shall not be required to take title to or contract for the purchase of any other property. If Seller uses a qualified intermediary to effectuate the exchange, any assignment of the rights or obligations of Seller hereunder shall not relieve, release or absolve Seller of its obligations to Purchaser. In no event shall the Closing date be delayed by the Like Kind Exchange. Seller shall indemnify and hold harmless Purchaser from and against any and all liability arising from and out of the Like Kind Exchange.
16.20     New Leases
     Purchasers approval of any new leases that Seller desires to accept prior to closing shall not be unreasonably withheld or delayed.

NOW WHEREFORE, the parties hereto have executed this Purchase Contract as of the date first set forth above.


               Seller:   U.S. Realty Partners Limited Partnership
                         By:___________________________
                               General Partner
                         By:                        [SEAL]
                         Printed:
                         Title:

          Purchaser:     HUNTGAL, LLC

                         By:                        [SEAL]
                         Printed:
                         Title: